                              PINNACLE MICRO, INC.
                               19 TECHNOLOGY DRIVE
                                IRVINE, CA 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 29, 1996

         The Annual Meeting of Stockholders of Pinnacle Micro, Inc. (the "Company"), will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California, 92614 on Thursday, August 29, 1996 at 10:00 a.m., Pacific Daylight Time for the following purposes, as more fully described in the accompanying Proxy Statement:

                  (1)      To elect four directors;

                  (2)      To approve the 1996 Long-Term Incentive Plan;

                  (3) To approve the 1996 Non-Employee Directors Stock Option Plan;

                  (4) To ratify the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 28, 1996; and

                  (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on July 17, 1996, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of such stockholders is available for inspection during normal business hours at the Company's offices, 19 Technology Drive, Irvine, California and will also be available for examination at the Annual Meeting until its adjournment. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting, and must bring with them a proxy from such broker or nominee to vote such shares.

                                          By Order of the Board of Directors

                                          /s/ LAWRENCE GOELMAN
                                          -------------------------------------
                                          Lawrence Goelman

                                          President and Chief Executive Officer

August 15, 1996
Irvine, California

         PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING.

                              PINNACLE MICRO, INC.
                               19 TECHNOLOGY DRIVE
                                IRVINE, CA 92618

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Pinnacle Micro, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614, on August 29, 1996, at 10:00 a.m. Pacific Daylight Time and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

         These proxy solicitation materials, and the Annual Report to Stockholders for the fiscal year ended December 30, 1995, including financial statements, were first mailed on or about August 15, 1996, to all stockholders of record entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

         Stockholders of record at the close of business on July 17, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has only one class of equity securities outstanding, designated Common Stock, $0.001 par value ("Common Stock"). At the close of business on the Record Date 7,924,850 shares of Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given in the form accompanying this proxy statement may be revoked or superseded by the person giving it prior to exercise. A proxy may be revoked by delivering to the Secretary of the Company a later dated proxy or a written notice of revocation, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not constitute a revocation unless the attending stockholder affirmatively indicates an intention to vote in person.

VOTING AND SOLICITATION

         Each share of Common Stock outstanding at the Record Date will be entitled to one vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting. The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, telegram or any other means of communication.

         The presence in person or by proxy of a majority of the shares entitled to vote is necessary to establish a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders; therefore, abstentions will have the same effect as votes against a proposal. Broker non-votes will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as votes for or against such proposal.

         A proxy, when executed and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the approval of the 1996 Long-Term Incentive Plan, "FOR" the approval of the 1996 Non-Employee Directors Stock Option Plan, "FOR" the ratification of BDO Seidman, LLP as the Company's independent certified public accountants, and, according to the discretion of the proxyholders, on any other matter that properly comes before the meeting.

         Any stockholder present at the meeting may withdraw his or her proxy and vote in person on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them proof of their ownership of shares and a proxy from such broker or other nominee authorizing them to vote such shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than April 16, 1997, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below, three of whom are presently directors of the Company. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who the proxy holders in their discretion may designate to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.


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
         Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or represented by proxy at the meeting. Stockholders do not have cumulative voting rights in the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED BELOW.

         The names and certain information concerning the experience and background of the nominees for election as directors are set forth below.


       NAME                   AGE              POSITION WITH THE COMPANY
       ----                   ---              -------------------------
Daryl J. White                48          Chairman of the Board
Lawrence Goelman              55          Chief Executive Officer, President and
                                          Director
Scott A. Blum                 32          Vice President and Director
Charles A. Laverty            51          None (Nominee)

         Daryl J. White has served as the Company's Chairman of the Board since May 1996. He joined the Board of Directors as an outside director in September 1995. He was Senior Vice President, Finance and Chief Financial Officer of Compaq Computer Corporation, the world's largest supplier of personal computers, until his retirement in May 1996. He is on the Board of Directors of Imation Corporation, an NYSE listed leading developer, manufacturer and marketer of a wide variety of products and services worldwide for data storage and imaging applications within the information processing industry. It is anticipated that Mr. White will be a member of the Board of Directors at Paracelsus Healthcare Corporation, an NYSE listed hospital management corporation, after August 16, 1996.

         Lawrence Goelman has served as the Company's President and Chief Executive Officer since May 1996. He joined the Company's Board of Directors in April 1996. Prior to joining the Company, Mr. Goelman founded and served as Chairman and Chief Executive Officer of CostCare, Inc. from April 1981 to July 1995, a national healthcare cost management firm which he grew and then sold to John Hancock Mutual Life Insurance Company. From July 1995 Mr. Goelman was, and continues as a managing partner at Tremont Partners, Inc., a portfolio management and consulting firm. Mr. Goelman also serves as a director of Urohealth Systems, Inc.

         Scott A. Blum served as the Company's Vice President, Sales and Marketing from October 1987 to July 1992. From July 1992 through June 1996 Mr. Blum served as the Company's Executive Vice President and since July 1996 as Vice President, Marketing. Mr. Blum is no longer an executive officer of the Company. Mr. Blum became a Director in June 1988. Mr. Blum is the son of William
F. Blum, a founder and principal stockholder of the Company, and its former President, Chief Executive Officer and Chairman of the Board.

         Charles A. Laverty, nominee for director, has served as Chief Executive Officer of Urohealth Systems, Inc. ("Urohealth") since September 1994, and as Chairman of the Board of Directors of Urohealth since December 1994. Prior to joining Urohealth, Mr. Laverty was previously employed as Senior Executive Vice President and was a director of Coram Healthcare Corporation, the second largest home infusion therapy company in the U.S., which was formed in 1994 by the merger of Curaflex Health Services, Inc., HealthInfusion, Inc., Medisys, Inc., and T(2) Medical, Inc. Mr. Laverty served as the Chairman of the Board, President and Chief Executive Officer of Curaflex Health Services from February 1989 to July 1994. If elected, Mr. Laverty will replace Mr. John P. Haynie, a director of the Company, who will not stand for re-election to the Board at the Annual Meeting.

OTHER EXECUTIVE OFFICERS

         In addition to Mr. Goelman who is a director, the Company's current other executive officers include:

         Ken Campbell, age 54, joined the Company as Executive Vice President, Technology and General Manager in April 1996. Prior to joining the Company, Mr. Campbell served as Executive Vice President and General Manager of the tape products group at Seagate Technology, a division of Seagate after it acquired Conner Peripherals (which in turn acquired the business from Archive). Mr. Campbell spent 11 years in the tape drive business, and has over 25 years of experience in the high technology industry, including 15 years at Xerox Corporation in senior technical and development positions.

         Roger Hay, age 46, joined the Company in June 1996 as Executive Vice President and Chief Financial Officer. From March 1994 to June 1996, Mr. Hay served as Senior Vice President, Finance and Chief Financial Officer of Titan Corporation, a designer, manufacturer and installer of high technology information and electronic systems and products for government and commercial business units. Prior to March 1994, Mr. Hay spent four years as Executive Vice President, Finance and Chief Financial Officer at International Rectifier, a worldwide manufacturer of power semiconductors. Mr. Hay has also held senior finance positions at Memorex Telex NV, a computer and peripheral equipment manufacturer, and Unisys Corporation, throughout his 20 years of experience in the high technology manufacturing business.

         Jonathan Eddison, age 43, joined the Company in March 1996 as Vice President, General Counsel and Secretary. From 1989 to 1996, Mr. Eddison was Senior Counsel at Epson America, Inc. From 1985 to 1989, Mr. Eddison was Senior Counsel for Pacific Enterprises, a diversified utility company. Mr. Eddison has over 17 years of corporate and securities experience in high technology and multinational firms, including a year as a Staff Attorney in the Office of General Counsel at the SEC.

LEGAL MATTERS

         As disclosed in previous public reports, the Company and several of its former executives (not including any current executive officers) have been the subject of an investigation by the staff of the Enforcement Division of the Securities and Exchange Commission (the "Staff") into matters relating to post-period shipping and certain other accounting issues.

         The Company cooperated fully in the investigations. The Company reached agreement in principle with the Staff on settlement of its case. This settlement is not yet final.

         The Staff also investigated the 1996 resignation of Coopers & Lybrand L.L.P. and the Company's accounting treatment of certain research and development expenditures. The Company cooperated fully with this investigation, which concluded with the addition of a Rule 12b-20 finding to the terms of the proposed settlement.

BOARD MEETINGS

         The Board of Directors of the Company held eight meetings during the fiscal year ended December 30, 1995. All current members of the Board attended at least 75% of the meetings held by the Board and by all committees of the Board on which they served (during their terms of membership on the Board and such committees).

BOARD OF DIRECTORS AND BOARD COMMITTEES

         During 1995, the Board of Directors had four standing committees: an Audit Committee, a Compensation Committee, a Stock Option Committee and an Employee Incentive Committee. The four committees were reorganized in April 1996 creating two committees: The Compensation Committee (including the former Stock Option and Employee Incentive Committees) and the Audit Committee.

         The Audit Committee reviews the results and scope of audit and other services provided by the Company's independent auditors. The Audit Committee presently consists of Messrs. Daryl J. White and John P. Haynie. Former directors Patrick S. Jones and James T. Schraith comprised the Audit Committee during most of 1995, until their terms as director ended on October 27, 1995, the date of the 1995 annual meeting of stockholders (the "1995 Annual Meeting"), at which time Messrs. Daryl J. White and John P. Haynie were appointed to serve on this committee. During the fiscal year ended December 30, 1995, the Audit Committee held three meetings.

         The reorganized Compensation Committee makes recommendations concerning salary and incentive compensation for the Chief Executive Officer and President. The Compensation Committee reviews and approves compensation, including stock options, for other executives, management, and key personnel as recommended by the Chief Executive Officer. The Compensation Committee presently consists of Messrs. Daryl J. White and John P. Haynie. Former directors Patrick
S. Jones and James T. Schraith comprised the Compensation Committee during most of 1995, until their terms as directors ended on October 27, 1995, the date of the 1995 Annual Meeting, at which time Messrs. Daryl J. White and John P. Haynie were appointed to serve as the sole members of the Compensation Committee. During the fiscal year ended December 30, 1995, the Compensation Committee held no formal meetings.

         During 1995, the Stock Option Committee was responsible for administering the Company's stock incentive plans, determining the executives and key management personnel to whom options would be granted and restricted stock would be awarded, and approving the terms of the options and awards. Mr. William F. Blum the former Chairman, President and Chief Executive Officer was a member of the Stock Option Committee throughout 1995. Mr. Scott A. Blum was a member of the Stock Option Committee until he was replaced by former director Patrick S. Jones on January 3, 1995. Mr. Jones served as a member of the Stock Option Committee until his term as director ended on October 27, 1995, the date of the 1995 Annual Meeting. The Stock Option Committee held no formal meetings during the fiscal year ended December 30, 1995 but acted through written consent, and is now the Compensation Committee.

         The Employee Incentive Committee, which consisted solely of Mr. William
F. Blum in 1995, had concurrent authority to administer the Company's equity incentive plans and to grant options and award restricted stock with respect to persons who are not executive officers or otherwise designated by the Board as key management personnel. The Employee Incentive Committee was created in 1995. This Committee no longer exists, its functions being taken over by the new Compensation Committee.

         The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth compensation received for the fiscal years ended December 31, 1993, December 31, 1994 and December 30, 1995, by the Company's Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 30, 1995 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM COMPENSATION
                                                                             SECURITIES          ALL OTHER
            NAME AND                                ANNUAL COMPENSATION      UNDERLYING        COMPENSATION
       PRINCIPAL POSITION                    YEAR        SALARY($)         OPTIONS/SARS (#)      ($)(4)
       ------------------                    ----        ---------         ----------------      ------
William F. Blum(1)                           1995          125,000               --               --
 former President and Chief                  1994          124,792               --               --
 Executive Officer                           1993          119,100               --               --

Scott A. Blum(2)                             1995          161,192          450,000              123
 Vice President Marketing,                   1994          114,808               --               71
 former Executive Vice President             1993          109,800               --               --

James G. Hanley(3)                           1995          156,453           22,500              117
 General Manager, Strategic                  1994          109,367               --               65
 Products Group                              1993           89,550           50,000               --
 former Sr. Vice President,
 Corporate Development

(1) Effective May 12, 1996, Mr. William F. Blum retired from his positions as President and Chief Executive Officer of the Company.

(2) In June 1996, Scott A. Blum became Vice President, Marketing following a management restructuring into strategic business units. Mr. Scott A. Blum is no longer an executive officer of the Company, although he remains a director.

(3) Following the end of the 1995 fiscal year, the Company engaged in a management reorganization. As a result, Mr. James G. Hanley became General Manager of the Strategic Products Business Unit and the Company's OEM procurement and resale business. Mr. Hanley is no longer an officer of the Company.

(4)      Represents premiums paid on group term life insurance policies.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Mr. Hanley during December 1995 for a term of two years. Mr. Hanley will receive one month's base salary and one month of continued benefits for each full year of service with the Company if his employment is terminated by the Company for reasons other than cause. Mr. Hanley or his estate will receive a cash payment equal to a base salary of three months if his employment is terminated by death or disability. This Agreement may be superseded and replaced in 1996.

SPLIT DOLLAR LIFE INSURANCE

         In 1995 the Company authorized the purchase of "Split Dollar" life insurance on the lives of William F. and Nellie R. Blum. No premiums were paid in 1995. The purpose of the insurance was to provide funds to pay potential estate tax liability in the event of the death of William or Nellie Blum (rather than compel the sale of a large block of Company stock).

         The policy is owned by Scott Blum as trustee for certain Blum trusts. The Company has a security interest in the policy which enables the Company to ultimately recover its premiums and the cash value of the policy. The Company is reviewing whether there is a continuing need for this policy and may cancel the policy, offer it to Mr. and Mrs. Blum or replace it with a lower cost alternative later in 1996.

STOCK OPTIONS

         The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 30, 1995.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                    Potential Realizable
                                                                                                Annual Rates of Stock Price
                                      Individual Grants                                       Appreciation for Option Term(2)
                      ------------------------------------------------                        -------------------------------
                    Number of           % of Total
                    Securities            Options          Exercise
                    Underlying          Granted to         or Base
                      Options          Employees in         Price             Expiration
Name               Granted (#)(1)       Fiscal Year         ($/Sh)               Date              5%($)            10%($)
- ----               --------------      ------------       ----------          ----------        ----------        ----------
W. Blum                    --                --                   --                 --                 --                --
S. Blum               450,000              62.9%          $     6.41           1/3/2005         $1,814,047        $4,597,150
J. Hanley              22,500               3.1%          $     7.83           7/7/2005         $  110,796        $  280,778


(1) These options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and first became exercisable on the first anniversary of the grant date, with one-third of the underlying shares becoming exercisable at that time, an additional one-third of the option shares becoming exercisable on the second anniversary date, and full vesting on the third anniversary date. The options were granted for a term of 10 years, subject to earlier termination for certain events related to termination of employment.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

         None of the Named Executive Officers exercised stock options during the fiscal year ended December 30, 1995. The following table sets forth the number and value of unexercised options held by each of the Named Executive Officers on December 30, 1995:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                   Number of Securities                     Value of
                                  Underlying Unexercised              Unexercised In-the-Money
                               Options at Fiscal Year End (#)      Options at Fiscal Year End ($)(1)
                              --------------------------------     ---------------------------------
         Name                 Exercisable        Unexercisable     Exercisable         Unexercisable
         ----                 -----------        -------------     -----------         -------------
         W. Blum                    --                  --                  --                   --
         S. Blum                    --             450,000                  --           $3,640,500
         J. Hanley              52,500              22,500          $  174,825           $  150,074

(1) Based on the fair market value of the Common Stock on December 29, 1995 ($14.50), less the option exercise price of "in-the-money" options.

COMPENSATION OF DIRECTORS

         Effective with the fourth quarter of 1995, each non-employee director was paid an annual fee of $20,000 for serving on the Board and received an automatic initial grant of options to purchase 7,500 shares of Common Stock. Prior to this increase, the annual fee for directors was $10,000. Mr. White and Mr. Haynie each received stock options to purchase 7,500 shares of Common Stock on their election to the Board in 1995, and Mr. White received additional stock options covering another 7,500 shares, also in 1995. The options were granted at fair market value at the time of grant and vest over three years.

         As of July 1, 1996, the Board of Directors approved an increase in Board Compensation, effective prospectively, in order to retain and attract highly qualified outside directors, which included an increase in the annual directors fee to $40,000 (prorated if less than 75% of all Board and committee meetings are attended), the addition of a $5,000 annual fee for all committee chairs, and the approval of the 1996 Non-Employee Directors Stock Option Plan which, subject to stockholder approval, will provide for an initial grant to each new director of options to purchase 25,000 shares of Common Stock and the annual grant of options to each non-employee director to purchase 10,000 shares of Common Stock. Please see Proposal Three to approve the 1996 Non-Employee Directors Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1994, William F. Blum and Nellie R. Blum, collectively, Scott A. Blum, individually, and James G. Hanley, individually, received previously accrued dividends of undistributed S Corporation earnings, in the amounts of $367,429, $180,429 and $18,279, respectively. As a result of the tax effect of the restatement of the Company's fiscal year 1993 financial statements in 1995, William F. Blum and Nellie R. Blum, collectively, Scott A. Blum, individually, and James G. Hanley, individually, were overpaid in the amounts of $367,105, $180,803 and $13,769, respectively, of which $231,580, $114,060 and $11,521 respectively, was repaid during 1994, with interest at an annual rate of 7.25%, with the remaining balances of $83,989, $41,368 and $4,179, respectively, being completely repaid during 1995, with an annual interest at the rate of 5.48%. There were no remaining unpaid balances at December 30, 1995.

         During 1995, the Company purchased promotional software on CD-ROM from Extreme Software, a multimedia software development company owned by Scott A. Blum, for an aggregate price of approximately $100,000. During 1996, the Company is expected to purchase additional software from this vendor for a projected aggregate price of approximately $150,000. The pricing obtained by the Company is less than ten percent (10%) of current retail pricing offered by Extreme Software to other customers. Management intends to terminate this relationship in 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Throughout 1995, Mr. William F. Blum, the Company's President and Chief Executive Officer in 1995, was a member of the Stock Option Committee of the Board that performed certain functions of the Compensation Committee. Mr. Scott
A. Blum, then an executive officer and employee of the Company, was a member of the Stock Option Committee during three days in January 1995. Throughout 1995, the Compensation Committee of the Board was comprised of Messrs. Patrick S. Jones and James T. Schraith, until they were replaced in October 1995 by Messrs. Daryl J. White and John P. Haynie, none of whom have at any time been employees of the Company. With respect to executive officers and other key personnel, during 1995 the Stock Option Committee had sole and exclusive authority to administer the Company's equity incentive plans and to grant stock options and restricted stock. With respect to all other employees, the Employee Incentive Committee, comprised solely of Mr. William F. Blum, had concurrent authority to administer the Company's equity incentive plans and to grant stock options and restricted stock. As described above, as of April 1996, the Compensation Committee assumed the duties of the Stock Option and Employee Incentive Committees.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The following report is submitted by the Compensation Committee of the Board (the "Committee") with respect to the executive compensation policies established by the Committee and compensation paid or awarded to executive officers for the fiscal year ended December 30, 1995.

         Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer to its executives and other key employees compensation, health care and other employee benefit programs that are appropriate when compared to those offered to persons with similar skills and responsibilities in the local geographic area. In establishing and reviewing salaries for executive officers, the Committee reviews the individual performance of the executives, and considers the executive's achievement of objective and subjective individual performance goals and the executive's contribution to the Company's financial performance. In addition, the Committee reviews available information regarding prevailing salaries and compensation programs offered by businesses which are comparable to the Company in terms of size, revenue, financial performance and industry group and which may or may not be included in the CRSP NASDAQ Computer Manufacturers Index (further described below). Another factor considered in establishing the salaries of executive officers is the cost of living in Southern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

         Performance-Based Compensation. The Company provides merit bonuses in cash and/or stock options to executives and key employees dependent on the Company's achievements, with emphasis being placed on the Company's revenue growth and profitability, the direct contributions made by the particular employee, or both. In certain instances, bonuses may be awarded on the achievement by an executive of specific objectives within his or her area of responsibility. Bonuses for executives are reviewed by the Compensation Committee in consultation with the Chief Executive Officer.

         Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account previous grants of equity-based compensation and stock holdings in determining awards. During 1995, the Company's Stock Option Committee (now the Compensation Committee) independently administered the Company's equity-based incentive plans and granted stock options, to executive officers and selected key personnel. With respect to all other employees, the Employee Incentive Committee (now the Compensation Committee) administered the Company's equity incentive plans and granted stock options.

         The Compensation Committee generally follows the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments, generally over a three-year period. The Compensation Committee believes that this feature of the option grants not only provides an incentive for executive officers and other key employees to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives and key employees who receive stock options.

FISCAL YEAR 1995 COMPENSATION

         The principal components of compensation for the executive officers in fiscal 1995 included base salary and stock option grants. No cash bonuses were paid.

         The base salary of Mr. William F. Blum, the Company's former Chief Executive Officer in 1995, remained materially unchanged from his fiscal 1994 base salary based on the Company's pay-for-performance program. Because of his large equity position in the Company and his participation on the Stock Option Committee, Mr. Blum did not participate in any cash or stock bonus programs offered by the Company.

         A salary increase of $63,808 or 39.5% for Scott A. Blum for the 1996 fiscal year was approved by William F. Blum in 1995 in his capacity as Chief Executive Officer.

         A salary increase of $18,547 or 11.9% for James C. Hanley for the 1996 fiscal year was approved by William F. Blum in 1995 in his capacity as Chief Executive Officer.

Respectfully Submitted

Daryl J. White             John P. Haynie

                             STOCK PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company (ticker symbol PNCL), the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) (the "CRSP NASDAQ Index") and the Center for Research in Securities Prices Index for NASDAQ Computer Manufacturers (the "CRSP NASDAQ Computer Manufacturers Index") for the period that commenced on July 1, 1993 (the date on which the Company's Common Stock first became registered under Section 12 of the Securities Exchange Act of
1934) and ended on December 30, 1995, with data points for July 1, 1993, December 31, 1993, June 30, 1994, December 31, 1994, June 30, 1995 and December 30, 1995. The graph assumes that all dividends have been reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                    (PINNACLE MICRO, INC., CRSP NASDAQ INDEX,
                    CRSP NASDAQ COMPUTER MANUFACTURERS INDEX)

[GRAPH]

                                                 JUL-93     DEC-93     JUN-94     DEC-94    JUN-95     DEC-95

           -----------------------------------------------------------------------------------------------------
           PINNACLE MICRO, INC.                    100       161        120         83        107       189
           -----------------------------------------------------------------------------------------------------
           NASDAQ                                  100       111        101        108        135       153
           -----------------------------------------------------------------------------------------------------
           NASDAQ COMPUTER                         100       104         82        115        147       180
           -----------------------------------------------------------------------------------------------------

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report herein and the stock price performance graph on this page shall not be incorporated by reference into any of such filings.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         Set forth below is certain information as of July 31, 1996, regarding the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to beneficially own more than 5% of the Common Stock of the Company; (ii) each director and nominee for director; (iii) each of the Named Executive Officers identified in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws. Ownership information is based on information furnished by the respective individuals.


                                                                 AMOUNT AND NATURE OF
                                                                     BENEFICIAL               PERCENT
NAME                                                                 OWNERSHIP(1)             OF CLASS
- ----                                                                 ------------             --------
William F. Blum and Nellie R. Blum ........................          3,076,650 (2)              38.8%
   28300 Alava
   Mission Viejo, CA  92692
Scott A. Blum .............................................          3,724,500 (3)              46.1
   Pinnacle Micro, Inc. ...................................
   19 Technology Drive
   Irvine, CA 92618
Blum Trust No. 1, Scott A. Blum, Trustee ..................          1,150,575                  14.5
   Gibson, Dunn & Crutcher, LLP
   Jamboree Center, 4 Park Plaza
   Irvine, CA  92614-8557
Blum Trust No. 2, Scott A. Blum, Trustee ..................          1,150,575                  14.5
   Gibson, Dunn & Crutcher, LLP
   Jamboree Center. 4 Park Plaza
   Irvine, CA  92614-8557
John P. Haynie ............................................                  0                     *
Daryl J. White ............................................              2,500 (4)                 *
James G. Hanley ...........................................            136,500 (5)               1.7
Lawrence Goelman ..........................................                  0                     0
Charles A. Laverty (nominee) ..............................                  0                     0
All Directors and Executive Officers as a group (7 persons)          4,639,000 (6)              57.0

 *       Less than 1%.

(1) Information relating to beneficial ownership of shares of Common Stock is based upon the rules set forth under the Securities Exchange Act of 1934 (the "Exchange Act"). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes 775,500 shares held by William F. Blum and Nellie R. Blum as co-trustees of the William F. Blum and Nellie R. Blum Family Trust dated August 2, 1990, 1,150,575 shares held by Blum Trust No. 1 and 1,150,575 shares held by Blum Trust No. 2. William F. Blum and Nellie
         R. Blum have the joint power to remove the Trustee of Blum Trust No. 1 and Blum Trust No. 2 and appoint themselves as Trustee.

(3) Includes 1,150,575 shares held by Blum Trust No. 1 and 1,150,575 shares held by Blum Trust No. 2, with respect to each of which Scott A. Blum is Trustee with sole voting power and sole investment power. Also includes 150,000 shares issuable pursuant to options exercisable within sixty (60) days from July 31, 1996.

(4) Includes 2,500 shares issuable pursuant to options exercisable within sixty 60 days from July 31, 1996.

(5) Includes 60,000 shares issuable pursuant to options exercisable within sixty (60) days from July 31, 1996.

(6) Includes 212,500 shares issuable pursuant to options exercisable within sixty (60) days from July 31, 1996. Shares held by Blum Trust No. 1 and Blum Trust No. 2 are counted only once for purposes of this total.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) reports they file. During 1995 Forms 3 for Messrs. Daryl J. White and John P. Haynie were filed 53 and 144 days late, respectively, and a Form 4 for Mr. White was filed approximately 10 days late. Except as stated above, based solely on its review of the copies of reporting forms furnished to the Company or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended December 30, 1995, were satisfied.

                                  PROPOSAL TWO
                                   TO APPROVE
                          1996 LONG-TERM INCENTIVE PLAN

         At the Annual Meeting there will be presented to the stockholders a proposal to adopt the 1996 Long-Term Incentive Plan (the "LTIP"). The Board of Directors unanimously approved the LTIP and recommends that the stockholders approve this proposal to adopt the LTIP.

PURPOSE

         The LTIP is intended to encourage officers and key employees and consultants of the Company and any subsidiaries of the Company to acquire or increase their ownership of Common Stock, to compensate participants for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and to assist in attracting and retaining the best available individuals to the Company. Stock options, stock appreciation rights ("SARs"), restricted stock awards and performance awards may be granted under the LTIP.

ADMINISTRATION

         The LTIP is to be administered by the Compensation Committee (the "Committee") appointed by the Company's Board of Directors, which Committee shall consist of not less than two directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the LTIP, the Committee has full authority to construe and interpret the LTIP, to promulgate, amend and rescind rules and regulations related to the implementation of the LTIP, to determine the participants to whom awards under the LTIP will be granted, to determine the nature and amount of the grants and the relevant conditions thereof and to make all other determinations necessary or advisable for the administration of the LTIP. Any good faith determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the LTIP will be final, conclusive and binding upon all participants and any persons claiming under or through them.

ELIGIBILITY

         Awards under the LTIP may be granted to such officers (including officers who are members of the Board) and other key employees and consultants of the Company and its subsidiaries as the Committee determines. The Company estimates that approximately 40 officers, employees and consultants are currently eligible to receive grants under the LTIP.

STOCK OPTIONS

         Stock options granted under the LTIP may be designed to qualify for treatment as incentive stock options under Section 422 of the Code (so called "incentive stock options"), or as options not intended to qualify for such treatment (so called "non-qualified options"), or a combination of incentive and non-qualified stock options. The option or exercise price per share of any option will not be less than the "fair market value" (as defined in the LTIP) of the shares of Common Stock covered by such option on the option grant date. In the event an incentive stock option is granted to a participant who, at the time such incentive stock option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten-Percent Stockholder"), then the option price per share of such incentive stock option will not be less than 110 percent of the fair market value of the shares covered by the option on the grant date.

         Options will be exercisable for a term of not more than 10 years from the date of grant and will be subject to earlier termination as provided for by the LTIP or the Committee. In the event an incentive stock option is granted to a participant who, at the time of grant is a Ten-Percent Stockholder, then such incentive stock option will not be exercisable more than five years from the option grant date. To the extent that the aggregate fair market value of the Common Stock (determined as of the date of the option grant) with respect to which incentive stock options first become exercisable by a participant during any calendar year (under all plans of the participant's employer corporation, its parent, if any, and its subsidiaries, if any) exceeds $100,000, the options will not be treated as incentive stock options. No grants of incentive stock options will be made 10 years or more from date of the LTIP's adoption by the Board.

STOCK APPRECIATION RIGHTS

         A SAR is an award entitling the participant to receive an amount equal to, or less than, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by the number of shares of Common Stock with respect of which the SAR was exercised. SARs may be granted in tandem with, in addition to, or completely independent of a stock option or any other award under the LTIP. SARs may be settled in cash, in shares of Common Stock or any combination thereof; except that any SARs exercised on or after a "change in control" of the Company (as defined in the LTIP) will be settled in cash. SARs granted in tandem with incentive stock options are subject to additional limitations under the LTIP.

RESTRICTED STOCK AWARDS

         A restricted stock grant is an award of shares of Common Stock transferred to an LTIP participant, subject to terms and conditions deemed by the Committee as appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of the shares and the requirement that the participant forfeit the shares back to the Company upon termination of employment for specified reasons within a specified period of time. Restricted stock awards may be subject to restrictions which lapse over time with or without regard to performance objectives for a specific period. Subject to the restrictions set forth in the LTIP and in the related award agreement, shares granted under a restricted stock award that are subject to forfeiture will be issued to the recipient and deposited into escrow. In establishing performance objectives, the Committee will also establish a schedule or schedules setting forth the portion of the award which will be earned or forfeited based on the degree of achievement of the performance objectives actually achieved or exceeded as determined by the Committee.

         Subject to the restrictions set forth in the LTIP and as set forth in the related award agreement, participants who receive restricted stock awards will be stockholders with respect to all shares represented by such certificate or certificates issued to them and will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Subject to the terms of the LTIP, the Committee shall determine the number of restricted stock awards to be granted to any participant and the Committee may impose different terms and conditions on any particular restricted stock award made to any participant.

PERFORMANCE AWARDS

         Performance awards granted under the LTIP may be in the form of either performance equity grants or performance unit grants, or a combination of both. A performance equity grant is an award of units with each unit equivalent in value to one share of Common Stock, whereas a performance unit grant is an award of units with each unit representing such monetary amount as designated by the Committee, each granted to a participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the participant forfeit such units or a portion of such units in the event certain performance objectives are not met within a designated performance period.

         Performance awards may be granted alone, in addition to or in tandem with other awards under the LTIP. The Committee shall establish performance periods and performance objectives applicable to performance awards. In establishing the performance objective, the Committee shall also establish a schedule or schedules setting forth the portion of the performance award that will be earned or forfeited based on the degree of achievement of the performance objectives actually achieved or exceeded as determined by the Committee.

         In the case of a performance equity grant, the participant will be entitled to receive payment for each unit earned in an amount equal to the aggregate fair market value of the shares of Common Stock covered by such award. In the case of a performance unit grant, the participant will be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned.

PERFORMANCE OBJECTIVES

         Under the LTIP, performance objectives are the specific target objectives established by the Committee under one or more of the following four factors: earnings per share of the Company's Common Stock, return on average stockholders' equity, return on capital, and total stockholder returns of the Company operating cash flow, net income, sales growth, return on sales and return on net assets. These objectives may be established by the Committee as absolute targets or may be compared to a peer group of comparable companies established by the Committee. To the extent awards are intended to qualify as performance-based compensation under Code Section 162(m), then the specific performance objectives will be established in writing no later than ninety (90) days after the commencement of the performance period to which the performance objectives relate, but in no event after 25% of the performance period has elapsed. The performance periods established by the Committee for which performance objectives are established are to be not less than one fiscal quarter and no more than three consecutive fiscal years. The Committee may adjust performance objectives, adjust the way performance objectives are measured, or shorten any performance period if it determines that conditions or the occurrence of events warrants such actions; provided, that the Committee's right to make such adjustments will not apply to any performance award that is intended to qualify as performance-based compensation under Code Section 162(m) if and to the extent that it would prevent the award from so qualifying.

         The awards for any participant determined on the basis of performance objectives established under the LTIP may be reduced or eliminated upon the attainment of the performance objective, but the Committee will not have the discretion to increase a payment upon the attainment of a performance objective. Under Code Section 162(m) the achievement of applicable performance goals and the actual amounts payable to each participant under the LTIP must be certified by the Committee.

AWARDS SUBJECT TO LTIP

         The maximum number of shares of Common Stock with respect of which awards may be granted under the LTIP is 1,500,000. If any awards under the LTIP are forfeited, terminated or expire unexercised, the shares of Common Stock which were theretofore subject to such awards will again be available for award under the LTIP to the extent of such forfeiture or expiration of such awards. Moreover, the maximum number of shares of Common Stock with respect to which options and SARs payable in shares may be granted, or with respect to which restricted stock awards may be granted, during any year to any participant will not exceed 100,000. The maximum dollar value of awards (other than options and SARs payable in shares) that are intended to qualify as performance-based compensation under Code Section 162(m) which may be paid to any participant for any applicable performance period will be $1,000,000.

         In the event of changes in the Company's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares or other similar transactions, the number and class of shares available for awards under the LTIP in the aggregate, the number and class of shares subject to awards theretofore granted, the number of SARs granted, applicable purchase prices, applicable performance objectives for the performance periods not yet completed and performance levels and any portion of the payments related thereto, will be equitably adjusted by the Committee.

         The specific benefits to be granted or paid to participants under the LTIP cannot be determined in advance of an award because the Committee has discretion to determine the awards and the participants under the LTIP. No awards have been granted to date under the LTIP nor are any specific awards currently contemplated following approval of the LTIP by the stockholders.

AMENDMENT OF LTIP

         The Board may amend or terminate the LTIP at any time, but no amendment will be made without the approval of the stockholders of the Company if stockholder approval under Section 422 of the Code or Rule 16b-3 will be required or if it would change the material terms of performance goals that were previously approved by the Company's stockholders (unless the Board determines that approval is not necessary to avoid a deduction loss under section 162(m) of the Code, approval will not avoid such a loss of deduction or approval is not advisable).

CHANGE IN CONTROL

         Upon a "change in control" (as defined in the LTIP) of the Company, (i) all options and SARs then outstanding will become immediately exercisable as of the date of the change in control, whether or not then exercisable, (ii) all restrictions and conditions of all restricted stock awards then outstanding will be deemed satisfied as of the date of the change in control, and (iii) all performance awards will be deemed to have been fully earned as of the date of the change in control. Moreover, the Committee may at any time, and subject to such terms and conditions as it may impose, (a) grant awards that become exercisable only in the event of a change in control, (b) provide for awards to be exercised automatically and only for cash in the event of a change in control, and (c) provide in advance or at the time of a change in control for cash to be paid in settlement of any award in the event of a change in control.

         A "change in control" is defined by the LTIP as the occurrence of any of the following events: (i) the acquisition after the date of the LTIP by any person of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 40% or more of the combined voting power of the Company's then outstanding voting securities; provided that the acquisition of voting securities directly from the Company will be excluded from the determination of a person's beneficial ownership but will be included in the calculation of the total number of voting securities then outstanding; (ii) during any period of two consecutive years during the term of the LTIP, the individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least the majority thereof, unless the election of each director who is not a director at the beginning of such period is approved in advance by directors representing at least two-thirds of the directors then in office who are directors at the beginning of the period; or (iii) the approval by the stockholders of the Company of (a) a merger or consolidation involving the Company, if the stockholders of the Company immediately prior thereto do not own following such merger or consolidation more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of voting securities of the Company immediately prior thereto; or (b) a complete liquidation or dissolution of the Company or an agreement for the sale or the disposition of all or substantial all the assets of the Company. Notwithstanding the above definition, a change in control will not occur under the LTIP solely because 40% or more of the Company's voting securities are acquired by a trustee or other fiduciary holding securities under one or more Company employee benefit plans. Further, a change in control will not be deemed to occur simply as a result of a change in the outstanding capital stock of the Company which results in a reduction in a number of voting securities outstanding.

         Unless provided otherwise in a participant's employment agreement with the Company or its subsidiary, the aggregate present value of all parachute payments payable to or for the benefit of a participant, whether payable pursuant to the LTIP or otherwise (excluding those payments made pursuant to an agreement with the Company that specifically provides otherwise), will be limited to three times the participant's base amount less one dollar. For these purposes, the terms "parachute payment," "base amount" and "present value" will have the meanings assigned thereto under Code Section 280G. The intention of this provision is to avoid excise taxes on the participant under the Code
Section 4999 and the disallowance of a deduction to the Company pursuant to Code
Section 280G.

FEDERAL INCOME TAX CONSEQUENCES

         The tax consequences of awards granted under the LTIP are complex. The following is a summary only of the general tax principles applicable to awards under the LTIP under federal law as in effect on the date of this Proxy Statement.

         Options. There are no tax consequences to the optionee upon the grant of an option pursuant to the LTIP. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the incentive stock option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of
(i) the fair market value of the shares on the date of exercise minus the option exercise price and; or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income and the Company will be entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

         Other than incentive stock options, all options granted under the LTIP will be taxed as non-qualified options. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Common Stock acquired exceeds the option exercise price, with the Company being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Upon the subsequent disposition of the Common Stock the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon whether his or her holding period for tax purposes exceeds one year.

         The taxable income recognizable upon the exercise of a non-qualified option is subject to withholding for federal income tax purposes. Accordingly, the Company generally must, as a condition to the exercise of a non-qualified option, deduct from payments or shares otherwise due to the optionee the amount of taxes required to be withheld by virtue of such exercise or require that the optionee pay such withholding to the Company or make other arrangements satisfactory to the Company regarding the payment of such taxes.

         Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received by the holder of SARs upon the exercise of SARs under the LTIP will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount.

         Restricted Stock Awards. An employee who has been awarded restricted stock will not recognize taxable income at the time of the award unless he elects otherwise. If the recipient elects to be taxed at the time of the award, the Company will be entitled to a corresponding deduction. At the time restrictions applicable to the restricted stock award lapse, the employee will recognize ordinary income and the Company will be entitled to a corresponding deduction. The recipient's income and the Company's deduction will be equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid on the restricted stock during the period the shares are held in escrow will generally be ordinary compensation income to the recipient of the restricted stock and deductible as such by the Company.

         Performance Awards. An employee who has been awarded a performance award will not recognize taxable income, and the Company will not be entitled to a deduction at the time of the award. At the time the employee is entitled to the performance award, the employee will recognize ordinary income equal to the sum of the cash and fair market value of the shares of the Common Stock at such time, and the Company will be entitled to a corresponding deduction. To the extent performance awards are paid in shares of restricted Common Stock, the federal income tax consequences described above applicable to restricted stock awards will apply.

         General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of the most important federal income tax consequences concerning the grant of awards under the LTIP and the disposition of shares of Common Stock issued thereunder in existence as of the date of this Proxy Statement. Therefore, participants in the LTIP should review the current tax treatment with their individual tax advisors at the time of the grant, exercise or any other transaction relating to any award or underlying stock issued under the LTIP.

AVAILABILITY OF LTIP

         Copies of the LTIP are available upon request directed to Jonathan B. Eddison, Secretary, Pinnacle Micro, Inc., 19 Technology Drive, Irvine, California 92618.

VOTE REQUIRED

         Approval of the LTIP requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

                                 PROPOSAL THREE
                                   TO APPROVE
                         THE 1996 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

         At the Annual Meeting there will be presented to the stockholders a proposal to adopt the 1996 Non-Employee Directors Option Plan (the "1996 Plan"). The Board of Directors unanimously approved the 1996 Plan and recommends that the stockholders approve this proposal to adopt the 1996 Plan.

PURPOSE

         The 1996 Plan is intended to encourage increased share ownership by the Company's directors who are not employees of the Company, to enhance the Company's ability to attract and retain the services of experienced, able and knowledgeable directors, and to provide additional incentives for the directors to contribute their best efforts to the Company's success.

ELIGIBILITY

         Any of the Company's directors who are not officers or other employees of the Company or any subsidiary of the Company ("Eligible Directors") are eligible to receive options under the 1996 Plan.

ADMINISTRATION

         The 1996 Plan is to be administered by the Company's Board of Directors. The Board has the authority, consistent with the 1996 Plan, to interpret the 1996 Plan and to make all determinations necessary or desirable for the administration of the 1996 Plan.

         The Board may terminate or amend the 1996 Plan at any time, or amend any outstanding option granted pursuant to the 1996 Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at any time may be permitted by law.

STOCK OPTIONS

         Stock options granted under the 1996 Plan are non-statutory options and are not intended to qualify as incentive stock options under Section 422 of the Code. The option or exercise price per share of any option shall be the "fair market value" (as defined in the 1996 Plan) of the shares covered by such option on the grant date. The exercise price payable at the time of the option exercise may be paid (i) in cash, (ii) in shares of previously-held Common Stock, or
(iii) by any combination of cash or shares. The Board will establish a cashless exercise program where by the option may be exercised without making a direct payment of the exercise price to the Company.

         Under the 1996 Plan, Eligible Directors will receive both initial and automatic grants of options. Pursuant to the 1996 Plan, the Company will grant an initial option to purchase 25,000 shares (as reduced to account for grants of options received as a non-employee director outside of the 1996 Plan) to each person who is an "Eligible Director" immediately following the Annual Meeting. As a result, it is contemplated that Charles A. Laverty will receive options to purchase 25,000 shares on the date of the Annual Meeting. Daryl J. White will receive options to purchase 17,500 shares (25,000 less 7,500) on the date of the Annual Meeting. Thereafter, the Company shall grant an initial option to purchase 25,000 shares to each person who becomes an Eligible Director (but who previously has not been an Eligible Director under the 1996 Plan as of the Annual Meeting), which option shall be granted on the earlier of the day such person is first elected or appointed as a director.

         On the date of each annual meeting of the Company's stockholders, beginning in 1997 the Company will grant an additional option to purchase 10,000 shares of Common Stock to each Eligible Director (other than to Eligible Directors who received an initial grant during the calendar year in which the annual meeting is held), provided that each Eligible Director continues in office after such annual meeting.

         Except as otherwise expressly permitted by the Board options are non-assignable and non-transferable other than by will or the laws of descent and distribution. Except in the event of a "change in control" of the Company (as defined in the 1996 Plan), each option granted under the 1996 Plan will become exercisable on the following schedule: (i) beginning on the first anniversary of the grant date, as to 33% of the shares, (ii) beginning on the second anniversary of the grant date, as to 66% of the shares, and (iii) beginning on the third anniversary of the grant date, and thereafter until the expiration of the option, as to 100% of the shares.

         In the event of a change in control of the Company, all unexpired options held by an Eligible Director on the date of the change in control will immediately become exercisable in full. For purposes of the 1996 Plan, a "change in control" of the Company means the occurrence of any of the following events:
(i) the acquisition after the date of the 1996 Plan by any person of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of 40% or more of the combined voting power of the Company's then outstanding voting securities; provided that the acquisition of voting securities directly from the Company will be excluded from the determination of a person's beneficial ownership but will be included in the calculation of the total number of voting securities then outstanding; (ii) during any period of two consecutive years during the term of the 1996 Plan, the individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least the majority thereof, unless the election of each director who is not a director at the beginning of such period is approved in advance by directors representing at least two-thirds of the directors then in office who are directors at the beginning of the period; or (iii) the approval by the stockholders of the Company of (a) a merger or consolidation involving the Company, if the stockholders of the Company immediately prior thereto do not own following such merger or consolidation more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of voting securities of the Company immediately prior thereto or (b) a complete liquidation or dissolution of the Company or an agreement for the sale or the disposition of all or substantial all the assets of the Company. Notwithstanding the above definition, a change in control will not occur under the 1996 Plan solely because 40% or more of the Company's voting securities are acquired by a trustee or other fiduciary holding securities under one or more Company employee benefit plans. Further, a change in control will not be deemed to occur simply as a result of a change in the outstanding capital stock of the Company that results in a reduction in a number of voting securities outstanding.

SHARES SUBJECT TO 1996 PLAN

         The aggregate number of shares to be issued upon the exercise of options pursuant to the 1996 Plan shall be 350,000, subject to adjustment in the event of changes in the outstanding shares of the Company's Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, liquidations or other similar events. Any shares subject to an option which is canceled or terminated or not having been exercised shall again be available to be awarded under the 1996 Plan.

EXPIRATION OF OPTIONS

         Options expire on the earlier of 10 years after the grant date or the date that the Eligible Director ceases to be a member of the Board; provided, however, that unexpired options otherwise exercisable will remain exercisable for 12 months following the last date of an Eligible Director's Board membership unless the Eligible Director ceases to be a member of the Board because of death, retirement or "cause." If Board membership ceases on the account of death or retirement under a Company retirement plan, all unexpired options, which are then exercisable or would have become exercisable had the director continued as a member of the Board for one additional year, will become immediately exercisable and will remain exercisable for 365 days following the last day of the Eligible Director's Board membership. If an Eligible Director's membership on the Board ends for "cause" (as defined in the 1996 Plan), all options held by such director expire on the last day of Board membership.

FEDERAL INCOME TAX CONSEQUENCES

         There are no tax consequences to an Eligible Director upon the grant of an option pursuant to the 1996 Plan. Upon the exercise of an option, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Common Stock acquired exceeds the option exercise price, with the Company being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee.

         Upon the subsequent disposition of the Common Stock, the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon the exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss will be characterized as long-term or short-term, depending upon whether the optionee's holding period for tax purposes exceeds one year.

         The preceding paragraphs are intended to be merely a summary of the most important federal income tax consequences concerning options awarded under the 1996 Plan and the disposition of shares of Common Stock issued thereunder in existence as of the date of this Proxy Statement. Participants in the 1996 Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or other transaction relating to an option or underlying stock issued under the 1996 Plan.

AVAILABILITY OF PLAN

         Copies of the 1996 Plan are available upon request directed to Jonathan
B. Eddison, Secretary, Pinnacle Micro, Inc., 19 Technology Drive, Irvine, California 92618.

VOTE REQUIRED

         Approval of the 1996 Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

                                  PROPOSAL FOUR
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         As described herein, the Company's prior public accounting firm, Coopers & Lybrand L.L.P., resigned on February 20, 1996. The Board of Directors selected BDO Seidman, LLP independent certified public accountants, to audit the financial statements of the Company for the fiscal year ended December 30, 1995, and for the fiscal year ending December 28, 1996 and recommends that stockholders vote "FOR" ratification of such appointment. Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the shares voting on such proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of BDO Seidman, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

COOPERS & LYBRAND L.L.P.

         On February 20, 1996, the engagement of Coopers & Lybrand L.L.P., the former independent accountants of the Company, was terminated by the resignation of Coopers & Lybrand L.L.P., which was accepted by the Company. Coopers & Lybrand L.L.P. advised the Company of its belief that the Company's capitalization of certain non-recurring engineering expenditures for the quarterly periods ended April 1, July 1 and September 30, 1995, was in error and that the quarters should be restated.

         Due to the resignation of Coopers & Lybrand L.L.P., the Company and Coopers & Lybrand L.L.P. did not come to a final resolution as to the amounts capitalized in each quarter. Subsequent to the resignation of Coopers & Lybrand L.L.P., the Company determined the capitalization of these amounts was not appropriate. The amounts should have been accounted for as research and development and expensed as incurred.

         The amounts capitalized in 1995 and the aggregate effect of such amounts if they had been properly expensed are as follows:

               Quarter                  Amount                  Aggregate Effect on
                Ended                Capitalized        Net Income     Net Income Per Share
                -----                -----------        ----------     --------------------
               April 1               $  38,000          $ (23,000)          $      --
               July 1                   69,000            (42,000)                 --
            September 30               322,000           (198,000)               (.03)
                                     ---------
                Total                $ 429,000
              ---------              =========

         The Company considered the $322,000 for the quarter ended September 30, 1995 to be material and has restated the financial statements in its Form 10-Q/A for that period. The Company considered the $38,000 for the quarter ended April 1, 1995, the $69,000 for the quarter ended July 1, 1995 and the $138,000 for fiscal year 1994 to be immaterial and therefore did not restate the financial statements for those periods. For the aforementioned periods which were not restated, the total amount of $245,000 was charged to research and development expense for the quarter ended December 30, 1995. The aggregate effect of such adjustments in the quarter ended December 30, 1995 increased the net loss by $151,000 or $.02 per share.

         Coopers & Lybrand L.L.P. did not identify any issues of disagreement with the Company, other than the foregoing, and did not communicate to the Company an inability to rely on management's representations. The report of Coopers & Lybrand L.L.P., dated May 15, 1995, on the Company's financial statements did not contain an adverse opinion or disclaimer of option and was not qualified or modified as to uncertainty, audit scope or accounting principles; except that Coopers & Lybrand L.L.P.'s opinion was modified to reflect the uncertainty as to the ultimate outcome of an investigation of the Company by the Securities and Exchange Commission and a class action lawsuit alleging various violations of federal securities laws by the Company.

ERNST & YOUNG, LLP

         On March 30, 1995, the engagement of Ernst & Young LLP, the former independent accountants of the Company (who were succeeded by Coopers & Lybrand L.L.P.), was terminated by the resignation of Ernst & Young LLP, which was accepted by the Company. The Audit Committee of the Company's Board of Directors approved such action.

         In July 1994, the Audit Committee, in consultation with Ernst & Young LLP and the Company's counsel, commenced an internal review in connection with the closing of the Company's books for the second quarter of fiscal 1994. As a result of potential errors and irregularities found during this review relating to sales cut-off issues as of June 30, 1994, the Audit Committee extended its inquiry to prior periods. In September 1994, counsel to the Audit Committee engaged Deloitte & Touche to assist it in reviewing the financial results and documentation for prior periods and in determining the necessity for and the extent of any restatement of the Company's prior financial statements and to review certain aspects of internal accounting controls of the Company.

         As a result of its inquiry, the Audit Committee determined that the Company improperly recorded revenues based on shipments made shortly after the end of certain financial periods. The Audit Committee review also identified necessary changes in the Company's system of internal controls, and the Company has implemented new policies and procedures to correct these weaknesses.

         In the course of the Audit Committee's review, the Company found that certain records maintained by outside freight companies were destroyed after twelve months. Accordingly, it was impossible to obtain all of the required documentary confirmations to precisely or fully determine the amount of sales cut-off errors for periods prior to December 31, 1993. Ernst & Young LLP withdrew its reports on financial statements that had been previously issued with the exception of the restated balance sheet at December 31, 1993 due to the lack of independent documentation and because it was unwilling to rely upon the representations of the Company's senior management. On March 30, 1995 Ernst & Young LLP reissued its audit report only with respect to the Company's balance sheet at December 31, 1993. However, because the necessary documentation was not available, the Company's financial statements prior to the audited balance sheet at December 31, 1993 are unaudited.

         The report of Ernst & Young LLP dated February 21, 1995, on the Company's restated balance sheet as of December 31, 1993 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Their report does contain a disclaimer of opinion with regard to financial statements prior to December 31, 1993 because of the lack of records available to establish appropriate sales cut-off for such periods.

                                  OTHER MATTERS

         The Company knows of no other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

         The Annual Report to Stockholders of the Company for the fiscal year ended December 30, 1995, is being mailed concurrently with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

August 15, 1996                        BY ORDER OF THE BOARD
                                       OF DIRECTORS

                                       Lawrence Goelman

                                       President and Chief Executive Officer

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, PINNACLE MICRO, INC.

The following copies of the Company's 1996 Long-Term Incentive Plan and 1996 Non-Employee Directors Stock Plan are being submitted as required by Item 10 of
Schedule 14A.

                              PINNACLE MICRO, INC.
                         1996 LONG-TERM INCENTIVE PLAN


1.       Purpose.         The Pinnacle Micro, Inc. 1996 Long-Term Incentive
Plan seeks to promote the interest of the Company and its shareholders by assisting the Company to attract, retain and reward executive, managerial and other key employees and consultants and to promote a mutuality of interest between such persons and the Company's shareholders. The Plan allows performance-based stock and cash incentives and other equity-based incentive awards, thereby giving Plan participants a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.       Definitions.     For purposes of the Plan, the following terms shall
have the meanings set forth below:

         (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

         (b) "Award Agreement" means a written agreement in such form as may from time to time be approved by the Committee, setting forth the terms and conditions of an Award and executed by the Company and the Participant.

         (c)     "Board" means the Board of Directors of the Company.

         (d) "Cause" for an Employee's termination shall be determined by the Board of Directors of the Company; provided, however, that any Employee's written employment agreement which includes a different definition of cause or an analogous provision, shall govern with respect to that Employee.

         (e) "Change in Control" means the occurrence of any of the following events:

                          1) The acquisition after the date hereof in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange
                 Act) of "Beneficial Ownership" (within the meaning of Rule
                 13d-3
                 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                          2) During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                          3)      Approval by shareholders of the Company of
                 (i) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                 Notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because forty (40%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                 Moreover, notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquires Beneficial Ownership of more than the permitted percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

         (f) "Code" means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

         (g) "Committee" means the Compensation Committee of the Board, constituted as provided in Section 3 of the Plan, or any other committee appointed by the Board with responsibility for the administration of the Plan whose members meet the requirements for eligibility to serve set forth in Section 3 of the Plan.

         (h) "Common Stock" means the Common Stock par value $0.001 per share of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

         (i) "Company" means Pinnacle Micro, Inc., a Delaware corporation or any successor corporation.

         (j) "Consultant" means an individual that provides bona fide services to the Company and who is not an employee of the Company.

         (k)     "Director" means a member of the Board.

         (l) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

         (m) "Employee" means key employees (including officers who are members of the Board) of the Company or any Subsidiary; as identified by the Committee.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (o) "Fair Market Value" of Common Stock on any date means (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if such prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date established by the Committee in good faith by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

         (p) "Incentive Stock Option" means any Stock Option that is specifically designated by the Committee as an "incentive stock option" within the meaning of section 422 of the Code.

         (q) "Non-Employee Director" except for purposes of Section 3(a), means any Director who is not an Employee of the Company or any Subsidiary.

         (r) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (s) "Participant" means an Employee or Non-Employee Director to whom an Award has been made and is outstanding under the Plan.

         (t) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent upon the attainment of specific Performance Objectives during specific Performance Periods.

         (u) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

         (v) "Performance Objectives" means specific targets and objectives established by the Committee using one or more of the following criteria: earnings per share of the Common Stock, return on average stockholders' equity, return on capital, total stockholder returns of the Company, operating cash flow, net income, sales growth, return on sales and return on net assets. Performance Objectives may be absolute or may be based on the results of a peer group of comparable companies established by the Committee. Satisfaction of Performance Objectives shall be determined in accordance with generally accepted accounting principles, as utilized by the Company in its reports filed under the Exchange Act.

         (w) "Performance Period" means a period of not less than one fiscal quarter nor more than three consecutive Company fiscal years for which Performance Objectives have been established.

         (x) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

         (y) "Plan" means this Pinnacle Micro Inc. 1996 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

         (z) "Restriction Period" means the period of time (i) a non-Consultant Participant must remain employed by the Company or any of its Subsidiaries or in such circumstances where an Employee becomes a

                 Non-Employee Director and (ii) a Consultant provides bona fide services to the Company or a Subsidiary, in order for a Restricted Stock Award to vest.

         (aa) "Restricted Stock Award" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan which may be subject to restrictions which lapse over time with or without regard to Performance Objectives, as the Committee in its sole discretion shall determine.

         (ab) "Retirement" means retirement from active employment with the Company and its Subsidiaries at any age at which the Participant is entitled to an immediately commencing pension under any retirement plan of the Company or as otherwise determined by the Board of Directors.

         (ac) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or regulation).

         (ad) "Spread" means the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to the Stock Option exceeds the exercise price of a Stock Option.

         (ae) "Stock Appreciation Right" means an Award granted pursuant to the provisions of Section 7 of the Plan, entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

         (af) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

         (ag) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (ah) "Ten-Percent Stockholder" means an individual who "owns," as defined in section 424 of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of: (i) the Company, (ii) a Subsidiary, or (iii) a parent corporation of the Company.

         (ai) Window Period" means the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(l)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

3.       Administration.

         (a) The Committee. The Plan shall be administered by a Committee appointed from time to time by the Board and comprised of not less than two of the then members of the Board. To the extent required by Rule 16b-3, each Committee member must be a "non-employee director" as defined, for purposes of this Section 3(a), in Rule 16b-3. Unless the Board determines otherwise, the Committee shall be comprised solely of persons who qualify as "outside" directors for purposes of section 162(m)(4)(C)(i) of the Code. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall have the power to act for the Committee. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by majority vote at a duly called meeting of the Committee, but only if each member of the Committee was given notice of such proposed action one day prior to such written approval.

         (b) Powers of the Committee. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees and Non-Employee Directors to whom Awards shall be granted, the number of shares of Common Stock or units to be covered by each of the Awards, and the terms of any such Award. Any good faith determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person claiming under or through them. The Company shall effect the granting of Awards by execution of appropriate Award Agreements. No member of the Committee shall be liable for any good faith act or omission with respect to his or her service on the Committee.

4.       Shares of Common Stock Subject to the Plan.

         (a) Maximum Number of Shares of Common Stock. The maximum number of shares of Common Stock as to which Awards may be granted under the Plan shall be one million five hundred thousand (1,500,000), subject to adjustment, as provided in Section 14 of the Plan. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, counted against this limit shall be the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards, in each case determined as at the dates as of which such Awards are granted. If any Awards are forfeited, terminated or expire unexercised, the shares of Common Stock which had been subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. Fractional shares of Common Stock shall not be issued under the Plan.

         (b) Certain Limitations. The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during any fiscal year to any Employee shall not exceed 100,000 and the maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be granted during any fiscal year to any Participant should not exceed 100,000; however, the maximum number of shares of Common Stock with respect to which Awards may be granted during any fiscal year to any Employee shall not exceed 100,000. The maximum dollar value with respect to Awards (other than Stock Options and Stock Appreciation Rights payable in shares of Common Stock) that are intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code which may be paid in any fiscal year during any particular Performance Period to any Employee shall be One Million dollars ($1,000,000).

5. Eligibility. Awards may be granted from time to time to Employees and Consultants as the Committee, in its discretion, shall determine. In making Awards, the Committee shall take into account the duties of prospective Awardees, their present and potential contributions to the success of the Company and any of its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. Stock Options. Stock Options granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options or (iii) a combination of the foregoing. The Award Agreement shall designate the extent to which a Stock Option is an Incentive Stock Option or a Non- Qualified Stock Option. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

         (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

         (b) Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of a Stock Option be less than One Hundred Percent of the Fair Market Value of a share of the Common Stock on the date of the grant of such Stock Option. In addition, in the case of an Employee who is a Ten-Percent Shareholder at the time an Incentive Stock Option is granted, the exercise price of an Incentive Stock Option shall not be less than One Hundred Ten Percent of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

         (c) Option Term. The term of each Stock Option shall be fixed by the Committee, except that such term shall not exceed ten years. In the case of a grant of an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder at the time of grant, the term of an Incentive Stock Option shall not exceed five years.

         (d) Exercisability. A Stock Option shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 12 of the Plan or in the relevant Award Agreement, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ or service (including service as a director) of the Company or a Subsidiary and has been continuously serving or so employed since the date the Stock Option was granted.

         (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash, in shares of Common Stock already owned by the Participant (subject to the requirements of Rule 16b-3) or any combination of cash and such shares. No shares of Common Stock shall be issued until full payment has been made therefor. The Committee will establish procedures whereby a Participant (subject to requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws) can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. The Committee shall establish the administrative procedures and policies its deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

         (f) Special Rules for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the options' grant) of the Common Stock with respect to which Incentive Stock Options first become exercisable by the Participant during any calendar year (under all such plans of the Participant's employer corporation and its parent, and Subsidiaries, if any), exceeds $100,000, the options shall not be an Incentive Stock Option. For purposes of the preceding sentence, Stock Options shall be taken into account in the order in which they were granted. Any Stock Option granted under the Plan which is intended to be an Incentive Stock Option, but which is in excess of the limitation set forth in this Section shall to that extent be a Non-Qualified Stock Option. Incentive Stock Options shall not be granted after the 10th anniversary of the Plan's adoption by the Board.

7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

         (a) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or independent of a Stock Option or any other Award under the Plan.

         (b) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. A Stock Appreciation Right granted in tandem with a Stock Option will entitle the Participant, upon exercise of the Stock Appreciation Right to surrender all or part of the unexercised portion of that tandem Stock Option and to receive the Spread for the number of shares of Common Stock which could have been acquired under the surrendered Stock Option. Each Stock Appreciation Right granted in tandem with a Stock Option shall be exercisable to the extent, and only to the extent, the related Stock Option is exercisable. Each Stock Appreciation Right shall be for such term as the Committee may determine, not to exceed 10 years and may expire prior to the term of a tandem Stock Option. Each Stock Appreciation Right granted on a stand alone basis shall be exercisable to the extent, and for such term, as the Committee may determine. Except as provided in Section 12 of the Plan or in the relevant Award Agreement, no Stock Appreciation Right may be exercised unless the holder thereof is at the time of such exercise in the employ or service (including service as a director) of the Company or a Subsidiary and has been continuously so employed since the date the Stock Appreciation Right was granted.

         (c) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock or any combination thereof, as the Committee shall determine except that for any Stock Appreciation Right exercised on or subsequent to a Change in Control payment shall be in cash.

         (d) Special Rules for Stock Appreciation Rights Granted in Tandem with Incentive Stock Options. With respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options, the following rules shall apply:

                 (i) The Stock Appreciation Right shall not be exercisable unless the Spread on the related Incentive Stock Option is positive.

                 (ii) In no event shall any amounts paid per share pursuant to the Stock Appreciation Right exceed the Spread on the date of exercise of the related Incentive Stock Option.

                 (iii) The Stock Appreciation Right must expire no later than the last date on which the related Incentive Stock Option can be exercised.

8. Restricted Stock Awards. Restricted Stock Awards may be subject to restrictions which lapse over time. They may be granted with or without regard to Performance Objectives for a specific Performance Period. Restricted Stock Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

         (a) Restricted Stock Awards. A Restricted Stock Award is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares on termination of employment for specified reasons within a specified period of time.

         (b) Grants of Awards. Restricted Stock Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Stock Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Stock Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Stock Award made to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate for those shares of Common Stock. This certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. This certificate shall be held in custody by the Company until the restrictions on it have lapsed or been removed.

         (c) Performance Objectives. If the Committee determines that a Restricted Stock Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the Restricted Stock Award shall be subject to the attainment of Performance Objectives for a Performance Period. Specific Performance Objectives shall be established in writing no later than the number of days equal to 25% of the applicable Performance Period after the commencement of the Performance Period to which the Performance Objectives relate. In establishing the Performance Objectives, the Committee shall also establish a schedule setting forth the portion of the Restricted Stock Award which will be earned based on the degree of achievement of the Performance Objectives, as determined by the Committee. Except to the extent it would cause a Restricted Stock Award intended to qualify as performance-based compensation to fail so to qualify, the Committee may at any time adjust the Performance Objectives, change any schedule of vesting, change the way Performance Objectives are measured or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such action. The Committee shall not have the discretion to increase a Restricted Stock Award which is intended to constitute performance-based compensation under the Code.

         (d) Restriction Period. In order for a Participant to vest in a Restricted Stock Award, the Participant must remain in the employment or service (including service as a director) of the Company or its Subsidiaries, subject to relief for specified reasons, for the Restriction Period set forth in the Award Agreement. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Unless otherwise restricted by the provisions of Section 8(c), upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period if the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Stock Award or portion thereof, as the case may be. If the Restricted Stock Award is intended to constitute performance-based compensation under the Code, as soon as practicable after the end of the applicable measurement period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives, if any, have been met and the extent to which Restricted Stock Awards are payable.

         (e) Performance Periods. The Committee may establish Performance Periods applicable to Restricted Stock Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

         (f) Rights as a Shareholder. Subject to any restrictions set forth in the applicable Award Agreement, with respect to the shares of Common Stock received under a Restricted Stock Award, a Participant shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Subject to any restrictions set forth in the applicable Award Agreement, stock dividends issued with respect to the shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Award with respect to which such dividends are issued.

9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants, or a combination of both as determined by the Committee at the time of grant. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

         (a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period.

         (b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit units in the event certain Performance Objectives are not met within a designated Performance Period.

         (c) Grants of Awards. Performance Awards may be granted under the Plan in such form and to such Participants as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant. The Committee may impose different terms and conditions on any particular Performance Award made to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument granting a specified number of Performance Equity Grants or Performance Unit Grants and designating the Performance Period, the Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to shares of Common Stock receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee.

         (d) Performance Periods. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

         (e) Performance Objectives. If the Committee determines that a Performance Award is intended to qualify as performance-based compensation under section 162(m)(4)(C) of the Code, the special provisions of
                 Section 8(c) shall apply.

         (f) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period. Payment shall be made in cash, in shares of Common Stock (the number to be determined based on Fair Market Value at the conclusion of such Performance Period) or in any combination thereof, as the Committee in its sole discretion shall determine.

10. Deferral Elections. The Committee in its sole discretion may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest or earnings on the deferred amounts, (b) the payment or crediting of dividend equivalents on deferrals of Common Stock and (c) the election procedures a Participant must use.

11. Deferral Elections. The Committee may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible payment or crediting or reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect to deferrals credited in shares of Common Stock.

12.      Termination of Employment or Service.  Except as otherwise provided in
Section 15(a) or an Award Agreement, upon termination of a Participant's employment with the Company or any of its Subsidiaries or a Non-Employee Director's service with the Company or a Consultant's service to the Company, as the case may be, the Participant (or in the case of death, the persons to whom the Award is transferred by will or the laws of descent and distribution) may exercise the Award during the following periods of time (but in no event after the normal expiration date of such Award) to the extent the Participant was entitled to exercise the Award at the date of termination:

              (i) in the case of death, Disability or Retirement, the Award shall remain exercisable for one year after the date of termination;

             (ii) in the case of termination for Cause, the Award shall remain exercisable for 5 Company working days following such termination and shall thereafter be no longer exercisable; and

            (iii) in the case of termination for any other reason, the Award shall remain exercisable for 90 days after the date of termination.

To the extent the Award is not exercised within the foregoing periods of time, the Award shall automatically terminate at the end of the applicable period of time.

13. Non-transferability of Awards. Except as permitted by the Committee, no Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

14.          Changes in Capitalization.

             (a) No Effect on Power to Make Changes in Capitalization. The existence of the Plan and the Awards granted hereunder shall not affect or restrict the right of the Board or the shareholders of the Company to make any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, to merge or consolidate the Company with another entity, issue bonds, debentures or preferred or prior preference stocks ahead of or affecting the Company's capital stock, to dissolve or liquidate the Company or to sell or transfer any part of its assets or business, or to engage in any other corporate act or proceeding.

             (b) Adjustments. In the event of changes in all of the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations or similar events, or in the event extraordinary cash or non-cash dividends are declared with respect to outstanding shares of Common Stock or other similar transactions, the number and class of shares of Common Stock available under the Plan in the aggregate, the number and class of shares of Common Stock subject to Awards theretofore granted, the number of Stock Appreciation Rights theretofore granted, applicable purchase prices, applicable Performance Objectives for the Performance Periods not yet completed and performance levels related thereto, and all other applicable provisions, shall be equitably adjusted by the Committee, as determined by the Committee in its sole discretion.

                     Any adjustments made pursuant to this Section may provide for the elimination of any fractional share of Common Stock which might otherwise become subject to an Award.

15.          Change in Control.

             (a)     Special Treatment.  In the event of a Change in Control
                     (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable,
                     (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control and (iii) all Performance Awards shall be deemed to have been fully earned as of the date of the Change of Control. Moreover, the Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose: (a) grant Awards that become exercisable only in the event of a Change in Control, (b) provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and (c) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control.

             (b) Restrictions on Benefits. Notwithstanding the provisions of Section 15(a), the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to the Plan (or otherwise) (excluding those payments made pursuant to an agreement with the Company that specifically provides otherwise), shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the special treatment described in clauses (i) and (ii) of Section 15(a) shall be reduced or eliminated by the Committee in order that this limitation not be exceeded; provided, however, that this provision shall not apply if the Employee's written employment agreement contains a comprehensive parachute provision with conflicting terms. For purposes of this Section, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Code section 280G. It is the intention of this Section to avoid excise taxes on the Participant under Code section 4999 or the disallowance of a deduction to the Company pursuant to Code section 280G. Acceptance of an Award constitutes the Participant's agreement to this Section of the Plan.

16. Amendment and Termination. The Board may amend or terminate the Plan at any time, but no amendment shall be made without the approval of the stockholders of the Company if stockholder approval under section 422 of the Code or Rule 16b-3 would be required or if it would change the material terms of performance goals that were previously approved by the Company's stockholders, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision (unless the Board determines that such approval is not necessary to avoid loss of a deduction under section 162(m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable).

No amendment of the Plan or any Award granted under the Plan shall impair any Participant's rights, without his or her consent, under any Award theretofore granted under the Plan.

17.          Miscellaneous.

             (a) Tax Withholding. The Company shall have the right to deduct or withhold any taxes, including transfer taxes, of any kind required by law to be withheld with respect to such payments under the Plan or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including requiring the Participant or his beneficiary or estate to pay any amount required to be withheld. If Common Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made. If the Employee disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

             (b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without Cause even if Awards will be forfeited as a result of employment termination. The grant of an Award to a Consultant or to a Non-Employment Director shall neither confer employment status towards such individual nor prevent the Company from terminating such individual's services.

             (c) Unfunded Plan. Except as provided in Section 17(d), the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the

                     Plan. No obligation of the Company under the Plan or any Award shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

             (d) Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or other funding vehicles whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

             (e) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service.

             (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the

                     Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

             (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

             (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

             (i) Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

             (j) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of the conflict of laws thereof.

             (k) Effective Date And Termination Date. The Plan shall be effective upon Board approval and adoption, subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Plan shall terminate ten years after the date of Board approval.

             (l) Severability. In the event any provision or provisions of the Plan are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired.

                              PINNACLE MICRO, INC.
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                 1.       PURPOSE.         This Plan seeks to advance the
interests of Pinnacle Micro, Inc., a California corporation (the "Company"), and its stockholders ("Stockholders") by (a) encouraging increased share ownership by the Company's directors who are not employees of the Company or any of its subsidiaries, (b) enhancing the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors and (c) providing additional incentive for directors to contribute their best efforts to the Company's success.

                 2. NON-QUALIFIED STOCK OPTIONS. The stock options to be granted pursuant to this Plan ("Options" or, individually, an "Option") are nonstatutory options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

                 3. ADMINISTRATION. This Plan shall be administered by the Company's board of directors (the "Board"). The Board shall have full authority, consistent with this Plan, to interpret this Plan, to promulgate such rules and regulations with respect to this Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be binding upon all Eligible Directors (as defined in Section 5(a) hereof), the Company and all other interested persons.

                 4. SHARES SUBJECT TO THE PLAN. The shares of stock to be issued upon the exercise of Options shall be authorized shares of the Company's common stock ("Shares" or, individually, "Share"), either previously unissued or previously issued but reacquired by the Company. The aggregate number of Shares to be issued upon the exercise of Options shall be 350,000, subject to adjustment as provided in Section 8 below. Any Share subject to an Option which is cancelled or terminated without having been exercised shall again be available to be awarded under this Plan.

                 5.       GRANTING OF OPTIONS.

                 (a) Eligible Director. As used herein, "Eligible Director" means any of the Company's directors who are not officers or other employees of the Company or any subsidiary of the Company (collectively, "Eligible Directors" and, individually, an "Eligible Director").

                 (b) Initial Grants. The Company shall grant an initial Option to purchase 25,000 Shares to each person who is an Eligible Director immediately following the first annual meeting of Stockholders held on or after the effective date of this Plan at which the Plan is approved by the Stockholders; provided however, that if the Company has granted an Eligible Director, in the person's role as a non-employee director, options to purchase Shares prior to the effective date of and not pursuant to this Plan, then the Company shall grant such Eligible Director an Option to purchase the number of Shares by which 25,000 Shares exceeds the number of Shares represented by the prior grant or grants.

                 Thereafter, the Company shall grant an initial Option to purchase 25,000 Shares to each person who becomes an Eligible Director (but who previously was not an Eligible Director as of the first annual meeting of Stockholders following the effective date of this Plan), which Option shall be granted on the earlier of the date such person is first elected and/or appointed as a Company director

                 (c) Automatic Grants. On the date of each annual meeting of Stockholders, beginning in 1997, the Company shall grant an Option to purchase 10,000 Shares to each Eligible Director as of the date of such meeting (other than to Eligible Directors who received an initial grant under Section 5(b) hereof during the calendar year in which such annual meeting is held), provided that each such Eligible Director continues in office after such annual meeting.

                 (d) No Option Grant Where Prohibited. No person shall be granted an Option under this Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or the policies of any other company of which such person is a member of the board of directors or a general partner.

                 (e) Option Agreement. Each Option shall be evidenced by an option agreement executed by the Company and the Eligible Director receiving such Option. Each such agreement shall state the terms and conditions of the grant, not inconsistent with this Plan, as the Board in its sole discretion shall determine and approve.

                 (f) Option Price. The purchase price for each Share subject to an Option shall be its Fair Market Value

(as defined in paragraph 5(g) below) determined as of the date such Option is granted (the "Grant Date").

                 (g) Definition of Fair Market Value. For the purposes of this Plan, "Fair Market Value" of the Common Stock as of a certain date (the "Determination Date") means: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if such prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date established by the Board in good faith by any fair and reasonable means. Fair Market Value determined by the Board in good faith shall be final, binding and conclusive on all parties.

                 (h) Nontransferability. Other than as permitted by the Board, an Option shall be nonassignable and nontransferable other than by will or the laws of descent and distribution.

                 6.       EXERCISE OF OPTIONS.

                 (a) Vesting Schedule. Except as provided in Section 6(c) hereof, each Option shall become exercisable on the following schedule: (i) beginning on the first anniversary of the Grant Date, as to 33% of the Shares covered by such Option (the "Covered Shares"), (ii) beginning on the second anniversary of the Grant Date, as to 66% of the Covered Shares, and (iii) beginning on the third anniversary of the Grant Date, and thereafter until the expiration of such Option pursuant to Section 7 of this Plan, as to 100% of the Covered Shares. Any other provision of this Plan notwithstanding, no Option shall be exercisable as to any Shares with respect to which such Option previously has been exercised.

                 (b) Method of Exercise. Prior to its expiration pursuant to Section 7 hereof and in accordance with the vesting schedule outlined in
Section 6(a) hereof, each Option may be exercised, in whole or in part (provided, however, that the Company shall not be required to issue fractional shares) by delivery of written notice of exercise to the secretary of the Company accompanied by the full purchase price of the Shares being purchased. The purchase price shall be paid at the time of exercise (i) in cash, (ii) in previously held shares of the Company's common stock (subject to the requirements of Rule 16b-3), the Fair Market Value of which, as of the date of exercise, is equal to the Purchase Price, or (iii) by any combination of cash or Payment Shares. The Board of Directors will establish procedures whereby an Eligible Director may (subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws) exercise an Option or a portion thereof without making a direct payment of the option price to the Company. The Board shall establish such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Eligible Director wishing to utilize the cashless exercise program.

                 (c) Effect of Change in Control. In the event of a Change in Control of the Company, all unexpired Options held by each Eligible Director on the date of such Change in Control shall be immediately exercisable in full, notwithstanding the vesting schedule of Section 6(a) hereof.

                 For purposes of this Plan, a "Change in Control" of the Company shall mean the occurrence of any of the following events:

                 (i) The acquisition after the date hereof in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this paragraph
         (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                 (ii) During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                 (iii) Approval by shareholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                 Notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                 Moreover, notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquires Beneficial Ownership of more than the permitted percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

                 7. EXPIRATION OF OPTIONS. Except as hereinafter provided, each Option shall expire on the earlier of (a) ten years after the Grant Date of such Option or (b) the date that the Eligible Director holding such Option ceases to be a member of the Board; provided, however, that to the extent any unexpired Options are otherwise exercisable on the date that an Eligible Director ceases to be a member of the Board for any reason other than "cause", death or retirement under a retirement plan of the Company, such Options shall remain exercisable for twelve months following the last day of the Eligible Director's Board membership and shall expire if not exercised within said twelve-month period. If Board membership ceases on account of death or retirement under a retirement plan of the Company, all unexpired Options held by the Eligible Director on the last day of Board membership, which are then exercisable or would have become exercisable had the Director continued as a member of the Board for one additional year, shall be immediately exercisable and remain exercisable for 365 days following the last day of the Eligible Director's Board membership and shall expire if not exercised within said 365-day period. To the extent any otherwise unexpired Options are not exercisable in accordance with the immediately preceding sentence, they shall expire as of the date of death or the effective date of retirement, as the case may be. All Options held by an Eligible Director whose membership on the Board ends after the occurrence of "cause" shall expire immediately on the last date of membership. "Cause", for the purposes of this paragraph 7, means any (i) act or omission for which indemnification of the Eligible Director is prohibited by the Delaware General Corporation Law, (ii) conviction of a felony which adversely affects the Company, or (iii) misconduct involving personal profit to the Eligible Director.

                 8.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.
In the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, merger, consolidation, combination, or exchanges of shares, separations, reorganizations, liquidations or similar events, the number and class of shares of Common Stock available under the Plan in the aggregate, the number and class of shares of Common Stock subject to Options theretofore granted and the Option price, shall be equitably adjusted by the Board, as determined by the Board in its sole discretion.

         Any adjustments made pursuant to this Section may provide for the elimination of any fractional share of

Common Stock which might otherwise become subject to an Option.

                 9. TAX WITHHOLDING. Any exercise of an Option pursuant to this Plan shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

                 10. LAWS AND REGULATIONS. This Plan, the grant and exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options and Shares) under this Plan shall be subject to all applicable laws, regulations and rules. In the event that the Shares are not registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

                 11. TERMINATION AND AMENDMENT OF THIS PLAN. The Board may at any time terminate this Plan or may at any time or times amend this Plan or amend any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

                 12. EFFECTIVE DATE. This Plan shall become effective on the date of approval by the Board; provided, however, that this Plan shall be submitted to the Stockholders for approval, and if not approved by the Stockholders within one year from the date of approval by the Board, this Plan shall be of no force and effect. Options granted under this Plan before approval of this Plan by the Stockholders shall be granted subject to such approval and shall not be exercisable before such approval.

PROXY CARD

                              PINNACLE MICRO, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 29, 1996

The undersigned hereby nominates, constitutes and appoints Lawrence Goelman and Roger Hay and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all stock of PINNACLE MICRO, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California, 92614 on August 29, 1996, at 10:00 a.m., Pacific Daylight Time and at any and all adjournments or postponements thereof upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

   THE DIRECTORS RECOMMEND A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1
                         AND "FOR" PROPOSALS 2, 3 AND 4

1.       ELECTION OF DIRECTORS

Election of the following nominees as directors: Daryl J. White, Lawrence Goelman, Scott A. Blum and Charles A. Laverty.

         / / FOR all nominees listed above (except as marked to the contrary below)

         /  / WITHHOLD AUTHORITY to vote for all nominees

 (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.       APPROVAL OF THE 1996 LONG-TERM INCENTIVE PLAN.

         /  / FOR          /  / AGAINST              /  / ABSTAIN

3.       APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

         /  / FOR          /  / AGAINST              /  / ABSTAIN

4. RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         /  / FOR          /  / AGAINST              /  / ABSTAIN

Important -- Please Sign and Date
and Return Promptly

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                                        Date   August       , 1996


                                        --------------------------
                                        (Signature of shareholder)


                                        --------------------------
                                        (Signature if held jointly)

                                        Please sign your name exactly as it
                                        appears hereon. Executors,
                                        administrators, guardians, officers of
                                        corporations, and others signing in a
                                        fiduciary capacity should state their
                                        full titles as such. In the case of
                                        joint tenants, each joint owner should
                                        sign.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.